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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in: Registration Statements Nos. 33-39798 for the Abbott Laboratories 1991 Incentive Stock Program; 333-09071, 333-43381, 333-69547, 333-93253, 333-52768, 333-74228, 333-102178, 333-109250 and 333-124850 for the Abbott Laboratories 1996 Incentive Stock Program; 333-74220, 333-102179 and 333-124851 for the Abbott Laboratories Deferred Compensation Plan; 333-75442 and 333-109254 for the Abbott Laboratories Affiliate Employee Stock Purchase Plan; and 33-26685, 33-50452, 33-51585, 33-56897, 33-65127, 333-19511, 333-43383, 333-69579, 333-93257, 333-74224, 333-102180, 333-109253 and 333-124849 for the Abbott Laboratories Stock Retirement Program and Trusts; Abbott Laboratories previously filed post-effective Amendment No. 1 to Registration Statement on Form S-8 in Registration Statement No. 333-68268 for the 401(k) Plan; Registration Statement No. 333-85867 for the Perclose, Inc. 1992 Stock Plan, Perclose, Inc. 1995 Director Option Plan, Perclose, Inc. 1997 Stock Plan and Perclose, Inc. 1995 Employee Stock Purchase Plan; and Abbott Laboratories previously filed Form S-3 Registration Statements Nos. 33-50253, 333-06155, 333-63481, 333-65601, 333-83647, 333-55446 and 333-109132 of our reports dated February 17, 2006, relating to financial statements and financial statement schedule of Abbott Laboratories and subsidiaries, and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Abbott Laboratories for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP
Chicago, Illinois February 17, 2006

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  Exhibit 23.1